UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2012

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2012, STR Holdings, Inc. (the “Company” or “STR”) held its Annual Meeting of Stockholders, at which the STR stockholders voted on two proposals and cast their votes as described below. The proposals are described in detail in STR’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2012.

Proposal 1

STR stockholders elected nine individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected or until their earlier death, resignation or removal as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis L. Jilot	32,996,120	357,391	3,057,044
Scott S. Brown	33,182,096	171,415	3,057,044
Robert M. Chiste	33,158,844	194,667	3,057,044
John A. Janitz	31,900,052	1,453,459	3,057,044
Dr. Uwe Krueger	33,159,281	194,230	3,057,044
Andrew M. Leitch	33,180,695	172,816	3,057,044
Dominick J. Schiano	31,971,108	1,382,403	3,057,044
Susan C. Schnabel	30,330,734	3,022,777	3,057,044
Robert S. Yorgensen	33,043,565	309,946	3,057,044

Proposal 2

STR stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,860,722	496,241	53,592	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: May 24, 2012	By:	/s/ Alan N. Forman
Alan N. Forman
Senior Vice President and General Counsel